Exhibit B

                             Amendment No.  1
                                  to the
                           Amended and Restated
                          1986 Stock Option Plan

   This Amendment No. 1 to the Amended and Restated Stock Option Plan of California Energy Company, Inc. is made as of May 12, 1994 by deleting
Section 4(a) thereof in its entirety and amending and restating it to read as follows:

      "(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares available for issuance under the Plan shall not exceed 6,147,968 Shares, subject to adjustment pursuant to Section 9. After May 12, 1994, the aggregate amount of stock options available for grant to Employees under the Plan shall be 1,025,000 Shares, subject to adjustment pursuant to Section 9 and options that lapse after March 31, 1994."

   Except as modified by this Amendment No. 1, all of the terms and conditions of the Amended and Restated 1986 Stock Option Plan shall remain valid and in full force and effect.

                           California Energy Company, Inc.

                           By: /s/ Steve A. McArthur
                           Steven A.  McArthur
                Senior Vice President and General Counsel







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